UNITED STATES
SECURITIES AND EXCHANG E COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2014

Commission File Number: 000-54706

MV Portfolios, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	83-483725
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10752 Deerwood P ark Blvd., S. Waterview II, Suite 100, Jacksonville, Florida 32256
(Address of principal executive offices)

(904) 586-8673
(Registrant's Telephone number)

California Gold Corp.
(Former Name or Former Address, if Changed Since Last Report)

Copies to: Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference, LLP
61 Broadway, Suite 3200
New York, NY, 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 28, 2014, MV Portfolios, Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate (i) a reverse stock split of its Common Stock, $0.001 par value per share (the “Common Stock”), with a reverse split ratio of one-for-one hundred (1:100) (the “Reverse Split”), (ii)  an increase its authorized capitalization from 300,000,000 shares of Common Stock and 22,000,000 shares of blank check preferred stock, par value $0.001 per share, to 300,000,000 shares of Common Stock and 50,000,000 shares of blank check preferred stock, par value $0.001 per share (the “Authorized Capital Increase”) and (iii) a change in its name to “MV Portfolios, Inc.” from “California Gold Corp.” (the “Name Change”).

As a result of the Reverse Split, every one hundred shares of the Company’s pre-reverse split Common Stock will be combined and reclassified into one share of the Company’s Common Stock. No fractional shares of Common Stock will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to a fractional share shall receive the next highest number of whole shares.

In connection with the Reverse Split and Name Change, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”). The Reverse Split and Name Change are scheduled to be effective with FINRA or about September 12, 2014. Upon approval of the Reverse Split and Name Change, FINRA will issue the Company a new ticker symbol for trading purposes.

Also on August 26, 2014, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 8,000,000 shares as Series C Preferred Shares.  Each share of Series C Preferred Stock will be entitled to a liquidation preference equal to $0.001 per share.  Otherwise, the Series C Preferred Stock will be equivalent in all respects to the Common Stock, with each share of Series C Preferred stock entitled to one vote and the holders of the Series C Preferred Stock voting together with the holders of the Common Stock. The Series C Preferred Stock will be convertible on a one-for-one basis into shares of Common Stock at the option of the holders, subject to a 9.99% blocker.

Also on August 26, 2014, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 20,000 shares as Series D Preferred Shares.  Each share of Series D Preferred Stock will be entitled to cast 1,000 votes per share and will have a liquidation preference equal to $0.10 per share.  Otherwise, the Series D Preferred Stock will be equivalent in all respects to the Common Stock, with each share of Series D Preferred stock entitled to one vote and the holders of the Series D Preferred Stock voting together with the holders of the Common Stock. Each share of Series D Preferred Stock will automatically convert into one (1) share of Common Stock on the earlier of: (i) the listing the Company’s securities on a national securities exchange and (ii) a change of control of the Company.

On September 2, 2014, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 3,329,530 shares as Series B Preferred Shares.  Each share of Series B Preferred Stock will be convertible at any time into one share of Common Stock, subject to a 9.99% conversion blocker.  Each share of Series B Preferred Stock will participate in dividends and other distributions on an equivalent basis with Common Stock.  Holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class, and each holder of outstanding shares of Series B Preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on a particular matter.

Copies of the Amendment, the Series B Certificate of Designation, the Series C Certificate of Designation and the Series D Certificate of Designation are attached to this Current Report as Exhibit 3.1, 3.2, 3.3 and 3.4 and are incorporated by reference herein.

Item 5.07             Submission of Matters to a Vote of Security Holders.

On August 26, 2014, shareholders holding 63,740,502 shares, or 51%, of the Company’s issued and outstanding Common Stock, voted in favor of (i) the Name Change (ii) the Authorized Capital Increase, (iii) the Reverse Split and (iv) the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and the Company’s consent solicitation terminated.  The Company had established the close of business on January 16, 2014 as the record date for determining stockholders entitled to submit written consents.

Further information regarding the Name Change, the Authorized Capital Increase, the Reverse Split and the 2014 Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 11, 2014 and the annexes appended thereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. 3.1 3.2 3.3 3.4	Description Certificate of Amendment Series B Certificate of Designation Series C Certificate of Designation Series D Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MV Portfolios, Inc.

Date: September 2, 2014	By: /s/ Shea Ralph Name: Shea Ralph Title: Chief Financial Officer